Exhibit 10.42

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of September 19, 2005, between SPANSION LLC, a Delaware limited liability company (“Grantor”), and BANK OF AMERICA, N.A., in its capacity as Agent for Lenders.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and among Grantor, Agent and Lenders (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), Lenders have agreed to make the Loans and issue Letters of Credit on behalf of Grantor;

WHEREAS, in order to induce Agent and Lenders to enter into the Credit Agreement and the other Loan Documents and to induce Lenders to make the Loans and issue Letters of Credit as provided for in the Credit Agreement, Grantor has agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure the Obligations;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINED TERMS. The following terms shall have the following respective meanings:

“Accounts” means all of the Grantor’s now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance, and all medical receivables.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, ten percent (10%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

“Blocked Account Agreement” means an agreement among Grantor, the Agent and a Clearing Bank, in form and substance reasonably satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral.

“Cash Dominion Period” means a period of one or more days commencing upon (i) the occurrence of Availability (as defined in the Credit Agreement) measuring less than $35,000,000 and ending upon (ii) the occurrence of Availability (as defined in the Credit Agreement) measuring more than $35,000,000 for a sixty (60) consecutive day period.

“Chattel Paper” means all of the Grantor’s now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

“Clearing Bank” means the Bank or any other banking institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

“Collateral” has the meaning set forth in Section 2(a).

“Deposit Accounts” means all “deposit accounts” as such term is defined in the UCC, now or hereafter held in the name of Grantor.

“Documents” means all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by the Grantor.

“Equipment” means all “equipment” as such term is defined in the UCC, now owned and hereafter acquired by Grantor, wherever located.

“General Intangibles” means all “general intangibles” as such term is defined in the UCC, now owned or hereafter acquired by Grantor.

“Goods” means all “goods” as defined in the UCC (except Inventory and Equipment), now owned or hereafter acquired by Grantor, wherever located, including embedded software to the extent included in “goods” as defined in the UCC (except Inventory and Equipment), manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

“Instruments” means all instruments as such term is defined in the UCC, now owned or hereafter acquired by the Grantor.

“Inventory” means all “inventory” as defined in the UCC, now owned or hereafter acquired by Grantor, wherever located.

“Investment Property” means all of the Grantor’s right title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

“Letter-of-Credit Rights” means “letter-of-credit rights” as such term is defined in the UCC, now owned or hereafter acquired by Grantor, including rights to payment or performance under a letter of credit, whether or not Grantor, as beneficiary, has demanded or is entitled to demand payment or performance.

“Other Affiliate Account” means an Account arising in the ordinary course of the Grantor’s business for certain intercompany transactions between the Grantor and any of its Affiliates other than for the sale of completed product by the Grantor to any such Affiliate.

“Payment Account” means each bank account established pursuant to this Security Agreement, to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of the Agent or the Grantor, as the Agent may determine, on terms acceptable to the Agent.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

“Supporting Obligations” means all supporting obligations as such term is defined in the UCC.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of California or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

“Uniform Commercial Code jurisdiction” means any jurisdiction that has adopted “Revised Article 9” of the UCC on or after July 1, 2001.

All other capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto. All other undefined terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.

2. GRANT OF LIEN.

(a) As security for all Obligations, the Grantor hereby grants to the Agent, for the benefit of the Agent and the Lenders, a continuing security interest in, lien on, assignment of and right of set-off against, all of the following property and assets of the Grantor, whether now owned or existing or hereafter acquired or arising, regardless of where located:

(i) all Accounts;

(ii) all contract rights;

(iii) all Chattel Paper;

(iv) all Documents;

(v) all Instruments;

(vi) all Supporting Obligations and Letter-of-Credit Rights;

(vii) all General Intangibles (other than Intellectual Property (as such term is defined below));

(viii) all Goods;

(ix) all Investment Property;

(x) all money, cash, cash equivalents, securities and other property of any kind of the Grantor held directly or indirectly by the Agent or any Lender;

(xi) all of the Grantor’s Deposit Accounts, credits, and balances with and other claims against the Agent or any Lender or any of their Affiliates or any other financial institution with which the Grantor maintains deposits, including any Payment Accounts;

(xii) all books, records and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing; and

(xiii) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

All of the foregoing, together with the Real Estate covered by the Mortgage(s), all equity interests in Subsidiaries pledged to the Agent and all other property of the Grantor in which the Agent or any Lender may at any time be granted a Lien as collateral for the Obligations, is herein collectively referred to as the “Collateral.”

Notwithstanding the foregoing, the Collateral shall not be deemed to include the following: (a) Equipment; (b) Inventory; (c) the Capital Stock of foreign Subsidiaries of the Grantor; (d) any General Intangibles of the Grantor consisting of licenses, leases or other contracts to the extent that (i) such General Intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto, and (ii) such consent has not been obtained; provided, however, that the foregoing grant of security interest shall extend to, and the term “Collateral” shall include (but subject to the exclusions set forth in clause (i) and (ii) above), (1) any General Intangibles which are proceeds of, or otherwise related to the enforcement or collection of, any Account, (2) any and all proceeds of any General Intangible, and (3) upon obtaining the consent of any such licensor, lessor or other applicable party with respect to any such otherwise excluded General Intangibles (it being understood by the parties that the Grantor shall be under no obligation hereunder to obtain any such consent), such General Intangibles, as well as any and all proceeds thereof, that might have theretofore have been excluded from such grant of a security interest and the term “Collateral”; (e) any copyrights, copyright applications, copyright registration and like protection in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired;

any patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, trademarks, servicemarks and applications therefor, whether registered or not, and the goodwill of the business of Grantor connected with and symbolized by such trademarks, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damage by way of any past, present and future infringement of any of the foregoing set forth in this clause (e) (collectively, the “Intellectual Property”), except that the Collateral shall include the proceeds of all the Intellectual Property that are Accounts of Grantor, or General Intangibles consisting of rights to payment, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and General Intangibles of Grantor that are proceeds of the Intellectual Property, then the Collateral shall automatically, and effective as of date hereof, include the Intellectual Property to the extent necessary to permit perfection of Agent’s security interest in such Accounts and General Intangibles of Grantor that are proceeds of the Intellectual Property.

(b) All of the Obligations shall be secured by all of the Collateral.

3. PERFECTION AND PROTECTION OF SECURITY INTEREST.

(a) The Grantor shall, at its expense, perform all steps requested by the Agent at any time to perfect, maintain, protect, and enforce the Agent’s Liens, including: (i) executing, delivering and/or filing and recording of the Mortgage(s) and executing and filing financing or continuation statements, and amendments thereof, in form and substance reasonably satisfactory to the Agent; (ii) delivering to the Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued and certificates of title covering any portion of the collateral for which certificates of title have been issued; (iii) placing notations on the Grantor’s books of account to disclose the Agent’s security interest; and (iv) taking such other steps as are deemed necessary or desirable by the Agent to maintain and protect the Agent’s Liens. The Grantor agrees that a carbon, photographic, photostatic, or other reproduction of this Security Agreement or of a financing statement is sufficient as a financing statement.

(b) Upon Agent’s request and after the occurrence of an Event of Default, Grantor shall deliver to Agent all Collateral consisting of negotiable Documents, certificated securities (accompanied by stock powers executed in blank), Chattel Paper and Instruments promptly after Grantor receives the same.

(c) Grantor shall, in accordance with the terms of the Credit Agreement, obtain or use its best efforts to obtain waivers or subordinations of Liens from landlords and mortgagees, and Grantor shall in all instances obtain signed acknowledgements of Agent’s Liens from bailees having possession of any Collateral that they hold for the benefit of Agent.

(d) If required by the terms of the Credit Agreement and not waived by Agent in writing (which waiver may be revoked), Grantor shall obtain authenticated control agreements from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for Grantor.

(e) If Grantor is or becomes the beneficiary of a letter of credit Grantor shall direct all payments thereunder to the Payment Account.

(f) Grantor shall take all steps necessary, as requested by Agent, to grant the Agent control of all electronic chattel paper in accordance with the Code and all “transferable records” as defined in the Uniform Electronic Transactions Act.

(g) Grantor hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as set forth herein, regardless of whether any particular asset comprised in the Collateral falls within the scope of Division 9 of the UCC of the State of California or such other jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by Part 5 of Division 9 of the UCC of the State of California or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Grantor is an organization, the type of organization and any organization identification number issued to Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Grantor agrees to furnish any such information to the Agent promptly upon request. Grantor also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

(h) Any commercial tort claim (as defined in the UCC) acquired by the Grantor which the Grantor is required to disclose to the SEC in accordance with the Exchange Act shall be disclosed to Agent, and unless otherwise consented to by Agent, the Grantor shall enter into a supplement to this Security Agreement, granting to Agent a Lien in such commercial tort claim.

(i) From time to time, the Grantor shall, upon the Agent’s request, execute and deliver confirmatory written instruments pledging to the Agent, for the ratable benefit of the Agent and the Lenders, the Collateral, but the Grantor’s failure to do so shall not affect or limit any security interest or any other rights of the Agent or any Lender in and to the Collateral with respect to the Grantor. So long as the Credit Agreement is in effect and until all Obligations have been fully satisfied, the Agent’s Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

(j) No Reincorporation. Without limiting the prohibitions on mergers involving Grantor contained in the Credit Agreement, Grantor shall not reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof or change its type of entity as identified on

Schedule II without the prior written consent of Agent, except as specifically provided in the definition of “Approved Restructuring,” as defined under the Credit Agreement.

(k) Terminations Amendments Not Authorized. Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Agent and agrees that it will not do so without the prior written consent of Agent, subject to Grantor’s rights under UCC Section 9509(d)(2).

(l) No Restriction on Payments to Agent. Grantor shall not enter into any Contract that restricts or prohibits the grant of a security interest in Accounts, Chattel Paper, Instruments or payment intangibles or the proceeds of the foregoing to Agent.

4. LOCATION OF COLLATERAL. (a) The Grantor represents and warrants to the Agent and the Lenders that: (A) Schedule I is a correct and complete list of the location of Grantor’s chief executive office, the location of its books and records, the locations of the Collateral, and the locations of all of its other places of business; and (b) Schedule I correctly identifies any of such facilities and locations that are not owned by the Grantor and sets forth the names of the owners and lessors or sublessors of such facilities and locations. The Grantor covenants and agrees that it will not (i) maintain any Collateral at any location other than those locations listed for the Grantor on Schedule I, (ii) otherwise change or add to any of such locations, or (iii) change the location of its chief executive office from the location identified in Schedule I, unless in each case it gives the Agent at least thirty (30) days’ prior written notice thereof and executes any and all financing statements and other documents that the Agent reasonably requests in connection therewith.

5. JURISDICTION OF ORGANIZATION. Schedule II hereto identifies Grantor’s name as of the Closing Date as it appears in official filings in the state of its incorporation or other organization, the type of entity of Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by Grantor’s state of incorporation or organization or a statement that no such number has been issued and the jurisdiction in which the Grantor is incorporated or organized. Grantor has only one state of incorporation or organization.

6. TITLE TO, LIENS ON, AND SALE AND USE OF COLLATERAL. The Grantor represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that: (a) Grantor has rights in and the power to transfer all of the Collateral free and clear of all Liens whatsoever, except for Permitted Liens; (b) the Agent’s Liens in the Collateral will not be subject to any prior Lien except for those Liens identified in clauses (c), (d), (e), (g), (h) and (k) of the definition of Permitted Liens; and (c) the Grantor will use, store, and maintain the Collateral with all reasonable care and will use such Collateral for lawful purposes only.

7. APPRAISALS. Whenever an Event of Default exists, and at such other times not more frequently than once a year as the Agent requests, the Grantor shall, at its expense and upon the Agent’s request, provide the Agent with appraisals or updates thereof of any or all of the Collateral from an appraiser, and prepared on a basis, satisfactory to the Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulation and by the internal policies of the Lenders.

8. ACCESS AND EXAMINATION. The Agent, accompanied by any Lender which so elects, may at all reasonable times during regular business hours (and at any time when a Default or Event of Default exists and is continuing) have access to, examine, audit, make extracts from or copies of and inspect any or all of the Grantor’s records, files, and books of account and the Collateral, and discuss the Grantor’s affairs with the Grantor’s officers and management. The Grantor will deliver to the Agent any instrument necessary for the Agent to obtain records from any service bureau maintaining records for the Grantor. The Agent may, and at the direction of the Required Lenders shall, at any time when a Default or Event of Default exists, and at the Grantor’s expense, make copies of all of the Grantor’s books and records, or require the Grantor to deliver such copies to the Agent. The Agent may, without expense to the Agent, use such of the Grantor’s respective personnel, supplies, and Real Estate as may be reasonably necessary for maintaining or enforcing the Agent’s Liens. The Agent shall have the right, at any time, in the Agent’s name or in the name of a nominee of the Agent, to verify the validity, amount or any other matter relating to the Accounts, or other Collateral, by mail, telephone, or otherwise.

9. COLLATERAL REPORTING. The Grantor shall provide the Agent with the following documents at the following times in form satisfactory to the Agent:

(a) at the times specified in Section 5.2(l) of the Credit Agreement, or more frequently if requested by the Agent, a schedule of the Grantor’s Accounts (other than the Other Affiliate Accounts) created, credits given, cash collected and other adjustments to Accounts (other than the Other Affiliate Accounts) since the last such schedule and a Borrowing Base Certificate;

(b) on a monthly basis, by the 15th day of the following month, or more frequently if requested by the Agent, an aging of the Grantor’s Accounts (other than the Other Affiliate Accounts), together with a reconciliation to the corresponding Borrowing Base and to the Grantor’s general ledger;

(c) on a monthly basis, by the 15th day of the following month, or more frequently if requested by the Agent, an aging of the Grantor’s accounts payable;

(d) on a monthly basis, by the 15th day of the following month (or more frequently if requested by the Agent), a detailed calculation of Eligible Accounts;

(e) upon request, copies of invoices in connection with the Grantor’s Accounts (other than the Other Affiliate Accounts), customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Grantor’s Accounts (other than the Other Affiliate Accounts);

(f) upon request, a statement of the balance of each of the Other Affiliate Accounts;

(g) such other reports as to the Collateral of the Grantor as the Agent shall reasonably request from time to time; and

(h) with the delivery of each of the foregoing, a certificate of the Grantor executed by an officer thereof certifying as to the accuracy and completeness of the foregoing.

Notwithstanding the foregoing, in the event that in any fiscal quarter of Grantor, commencing after March 31, 2006, there are no Revolving Loans made in such quarter, and there exists no Default or Event of Default in such quarter, then the Grantor shall not be required to deliver the documents set forth in Section 9(a) through (d) above on a monthly basis, and instead shall be required to deliver such documents on a quarterly basis by the 15th day of each such quarter. If any of the Grantor’s records or reports of the Collateral are prepared by an accounting service or other agent, the Grantor hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to the Lenders.

10. ACCOUNTS.

(a) The Grantor hereby represents and warrants to the Agent and the Lenders, with respect to the Grantor’s Accounts (other than the Other Affiliate Accounts), that: (i) each existing Account (other than the Other Affiliate Accounts) represents, and each future Account (other than the Other Affiliate Accounts) will represent, a bona fide sale or lease and delivery of goods by the Grantor, or rendition of services by the Grantor, in the ordinary course of the Grantor’s business; (ii) each existing Account (other than the Other Affiliate Accounts) is, and each future Account (other than the Other Affiliate Accounts) will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Agent, without any offset, deduction, defense, or counterclaim except those known to the Grantor and disclosed to the Agent and the Lenders pursuant to this Security Agreement; (iii) no payment will be received with respect to any Account (other than the Other Affiliate Accounts), and no credit, discount, or extension, or agreement therefor will be granted on any Account (other than the Other Affiliate Accounts), except as reported to the Agent and the Lenders in Borrowing Base Certificates delivered in accordance with this Security Agreement; (iv) each copy of an invoice delivered to the Agent by the Grantor will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in any invoice representing a sale of goods will have been delivered to the Account Debtor and all services of the Grantor described in each invoice will have been performed.

(b) The Grantor shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the Grantor’s business or extend or modify any Account (other than the Other Affiliate Accounts). If the Grantor becomes aware of any matter adversely affecting the collectibility of any Account or the Account Debtor therefor involving an amount greater than $2,500,000, including information regarding the Account Debtor’s creditworthiness, the Grantor will promptly so advise the Agent and exclude such Account from Eligible Accounts.

(c) The Grantor shall not accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account (other than the Other Affiliate Accounts) without the Agent’s written consent. If the Agent consents to the acceptance of any such instrument, it shall be considered as evidence of the Account (other than the Other Affiliate Accounts) and not payment thereof and the Grantor will promptly deliver such instrument to the Agent, endorsed by the Grantor to the Agent in a manner satisfactory in form and substance to the Agent. Regardless of the form of presentment, demand, notice of protest with respect thereto, the Grantor shall remain liable thereon until such instrument is paid in full.

(d) The Grantor shall notify the Agent promptly of all disputes and claims in excess of $5,000,000 with any Account Debtor, and agrees to settle, contest, or adjust such dispute or claim at no expense to the Agent or any Lender. No discount, credit or allowance shall be granted to any such Account Debtor without the Agent’s prior written consent, except for discounts, credits and allowances made or given in the ordinary course of the Grantor’s business when no Event of Default exists hereunder. The Grantor shall send the Agent a copy of each credit memorandum in excess of $5,000,000 as soon as issued, and the Grantor shall promptly report that credit on Borrowing Base Certificates submitted by it. The Agent may at all times when an Event of Default exists hereunder, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Agent or the Required Lenders, as applicable, shall consider advisable and, in all cases, the Agent will credit the Grantor’s Loan Account with the net amounts received by the Agent in payment of any Accounts (other than the Other Affiliate Accounts).

(e) If an Account Debtor returns any Inventory to the Grantor when no Event of Default exists, then the Grantor shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. The Grantor shall immediately report to the Agent any return involving an amount in excess of $5,000,000. Each such report shall indicate the reasons for the returns. In the event any Account Debtor returns Inventory to the Grantor when an Event of Default exists, the Grantor, upon the request of the Agent, shall not issue any credits or allowances with respect thereto without the Agent’s prior written consent. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory.

11. COLLECTION OF ACCOUNTS; PAYMENTS.

(a) Until the Agent notifies the Grantor to the contrary, the Grantor shall make collection of all Accounts (other than the Other Affiliate Accounts) and other Collateral for the Agent, shall receive all payments as the Agent’s trustee, and shall immediately deliver all payments in their original form duly endorsed in blank into a Payment Account established for the account of the Grantor at a Clearing Bank acceptable to the Agent, subject to a Blocked Account Agreement. On or prior to the date hereof, the Grantor shall establish a lock-box service for collections of Accounts (other than the Other Affiliate Accounts) at a Clearing Bank acceptable to the Agent and subject to a Blocked Account Agreement and other documentation acceptable to the Agent. The Grantor shall instruct all Account Debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, the Grantor receives any proceeds of Accounts (other than the Other Affiliate Accounts), it shall receive such payments as the Agent’s trustee, and shall immediately deliver such payments to the Agent in their original form duly endorsed in blank or deposit them into a Payment Account, as the Agent may direct. All collections received in any lock-box or Payment Account or directly by the Grantor or the Agent, and all funds in any Payment Account or other account to which such collections are deposited shall be subject to such Grantor’s control unless a Cash Dominion Period exists, in which case the Agent shall be the only Person entitled to give the Clearing Bank instructions directing dispositions of funds in such Payment Account or other account to which such collections are deposited without further consent by such Grantor. The Agent or the Agent’s designee may, at any time after the occurrence of an Event of Default, notify Account Debtors with respect to Accounts (other than the Other Affiliate Accounts) that such Accounts have been assigned to the Agent and of the Agent’s security interest therein, and may collect them directly and charge the collection costs and expenses to the Loan Account as a Revolving Loan. So long as an Event of Default has occurred and is continuing, the Grantor, at the Agent’s request, shall execute and deliver to the Agent such documents as the Agent shall require to grant the Agent access to any post office box in which collections of Accounts (other than the Other Affiliate Accounts) are received.

(b) All payments including immediately available funds received by the Agent at a bank account designated by it, will be the Agent’s sole property for its benefit and the benefit of the Lenders.

(c) In the event the Grantor repays all of the Obligations upon the termination of the Credit Agreement or upon acceleration of the Obligations, other than through the Agent’s receipt of payments on account of the Accounts or proceeds of the other Collateral, such payment will be credited (conditioned upon final collection) to the Grantor’s Loan Account upon the Agent’s receipt of immediately available funds.

12. INTENTIONALLY OMITTED.

13. INTENTIONALLY OMITTED.

14. INTENTIONALLY OMITTED.

15. DOCUMENTS, INSTRUMENTS, AND CHATTEL PAPER. The Grantor represents and warrants to the Agent and the Lenders that (a) all Documents, Instruments, and Chattel Paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine, and (b) all goods evidenced by such Documents, Instruments, Letter of Credit Rights and Chattel Paper are and will be owned by the Grantor, free and clear of all Liens other than Permitted Liens. If Grantor retains possession of any Chattel Paper or Instruments with Agent’s consent, such Chattel Paper and Instruments shall be marked with the following legend: “This writing and the obligations evidenced or served hereby are subject to the security interest of Bank of America, N.A., as Agent, for the benefit of Agent and certain Lenders.”

16. RIGHT TO CURE. The Agent may, in its discretion, and shall, at the direction of the Required Lenders, pay any amount or do any act required of the Grantor hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Agent’s Liens therein, and which the Grantor fails to pay or do, including payment of any judgment against the Grantor, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord’s or bailee’s claim, and any other Lien upon or with respect to the Collateral. All payments that the Agent makes under this Section 16 and all out-of-pocket costs and expenses that the Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the Grantor’s Loan Account as a Revolving Loan. Any payment made or other action taken by the Agent under this Section 16 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

17. POWER OF ATTORNEY. The Grantor hereby appoints the Agent and the Agent’s designee as the Grantor’s attorney, with power: (a) so long as an Event of Default has occurred and is continuing, to endorse the Grantor’s name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent’s or any Lender’s possession; (b) so long as an Event of Default has occurred and is continuing, to sign the Grantor’s name on any invoice, bill of lading, warehouse receipt or other negotiable or non-negotiable Document constituting Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) so long as an Event of Default has occurred and is continuing, to notify the post office authorities to change the address for delivery of the Grantor’s mail to an address designated by the Agent and to receive, open and dispose of all mail addressed to the Grantor; (d) to send requests for verification of Accounts to customers or Account Debtors; (e) so long as an Event of Default has occurred and is continuing, to complete in the Grantor’s name or the Agent’s name, any order, sale or transaction, obtain the necessary Documents in connection therewith, and collect the proceeds thereof; (f) to the extent that Grantor’s authorization given in Section 3(g) of this Security Agreement is not sufficient, to file such financing statements with respect to this Security Agreement, with or without Grantor’s signature, or to file a photocopy of this Security Agreement in substitution for a financing statement, as the Agent may deem appropriate and to execute in Grantor’s name such financing statements and amendments thereto and continuation statements which may require the Grantor’s signature; and (g) to do all things necessary to carry out the Credit Agreement and this Security Agreement. The Grantor ratifies and approves all acts of such attorney. None of the Lenders or the Agent nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until the Credit Agreement has been terminated and the Obligations have been fully satisfied.

18. THE AGENT’S AND LENDERS’ RIGHTS, DUTIES AND LIABILITIES.

(a) The Grantor assumes all responsibility and liability arising from or relating to the use, sale, license or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Agent or any Lender to take any steps to perfect the Agent’s Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release the Grantor from any of the Obligations. Following the occurrence and during the continuation of an Event of Default, the Agent may (but shall not be required to), and at the direction of the Required Lenders shall, without notice to or consent from the Grantor, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Grantor for the Obligations or under the Credit Agreement or any other agreement now or hereafter existing between the Agent and/or any Lender and the Grantor.

(b) It is expressly agreed by Grantor that, anything herein to the contrary notwithstanding, Grantor shall remain liable under each of its contracts and each of its licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither Agent nor any Lender shall have any obligation or liability under any contract or license by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Agent or any Lender of any payment relating to any contract or license pursuant hereto. Neither Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract or license, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(c) Agent may at any time after an Event of Default has occurred and be continuing (or if any rights of set-off (other than set-offs against an Account arising under the contract giving rise to the same Account) or contra accounts may be asserted with respect to the following), without prior notice to Grantor, notify Account Debtors, and other Persons obligated on the Collateral that Agent has a security interest therein, and that payments shall be made directly to Agent, for itself and the benefit of Lenders. Upon the request of Agent, Grantor shall so notify Account Debtors and other Persons obligated on Collateral. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, the Grantor shall not give any contrary instructions to such Account Debtor or other Person without Agent’s prior written consent.

(d) Agent may at any time in Agent’s own name or in the name of Grantor communicate with Account Debtors, parties to Contracts and obligors in respect of Instruments to verify with such Persons, to Agent’s satisfaction, the existence, amount and terms of Accounts (other than the Other Affiliate Accounts), payment intangibles, Instruments or Chattel Paper. If an Event of Default shall have occurred and be continuing, Grantor, at its own expense, shall cause the independent certified public accountants then engaged by Grantor to prepare and deliver to Agent and each Lender at any time and from time to time promptly upon Agent’s request the following reports with respect to Grantor: (i) a reconciliation of all Accounts (other than the Other Affiliate Accounts); (ii) an aging of all Accounts (other than the Other Affiliate Accounts); (iii) trial balances; and (iv) a test verification of such Accounts (other than the Other

Affiliate Accounts) as Agent may request. Grantor, at its own expense, shall deliver to Agent the results of each physical verification, if any, which Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

19. INTENTIONALLY OMITTED.

20. INDEMNIFICATION. In any suit, proceeding or action brought by Agent or any Lender relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, Grantor will save, indemnify and keep Agent and Lenders harmless from and against all expense (including reasonable attorneys’ fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Grantor, except in the case of Agent or any Lender, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction. All such obligations of Grantor shall be and remain enforceable against and only against Grantor and shall not be enforceable against Agent or any Lender.

21. LIMITATION ON LIENS ON PROPERTY. Grantor will not create, permit or suffer to exist, and will defend any property now owned or hereafter acquired against, and take such other action as is necessary to remove, any Lien on any property now owned or hereafter acquired except Permitted Liens, and will defend the right, title and interest of Agent and Lenders in and to any of Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever.

22. NOTICE REGARDING COLLATERAL. Grantor will advise Agent promptly, in reasonable detail, (i) of any Lien (other than Permitted Liens) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a Material Adverse Effect.

23. REMEDIES; RIGHTS UPON DEFAULT.

(a) In addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, Agent may exercise all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith enter upon the premises of Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving Grantor or any other Person notice and opportunity for a hearing on Agent’s claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Agent or any Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Agent and Lenders, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Agent shall have the right to conduct such sales on Grantor’s premises or elsewhere and shall have the right to use Grantor’s premises without charge for such time or times as Agent deems necessary or advisable.

(b) Grantor further agrees, at Agent’s request, to assemble the Collateral and make it available to Agent at a place or places designated by Agent which are reasonably convenient to Agent and Grantor, whether at Grantor’s premises or elsewhere. Until Agent is able to effect a sale, lease, or other disposition of Collateral, Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Agent. Agent shall have no obligation to Grantor to maintain or preserve the rights of Grantor as against third parties with respect to Collateral while Collateral is in the possession of Agent. Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Agent’s remedies (for the benefit of Agent and Lenders), with respect to such appointment without prior notice or hearing as to such appointment. Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided in the Credit Agreement, and only after so paying over such net proceeds, and after the payment by Agent of any other amount required by any provision of law, need Agent account for the surplus, if any, to Grantor. To the maximum extent permitted by applicable law, Grantor waives all claims, damages, and demands against Agent or any Lender arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction. Grantor agrees that ten (10) days prior notice by Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys’ fees or other expenses incurred by Agent or any Lender to collect such deficiency.

(c) Except as otherwise specifically provided herein, Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(d) To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent (i) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vii) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (viii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (ix) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (x) to dispose of assets in wholesale rather than retail markets, (xi) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xii) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (xiii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Grantor acknowledges that the purpose of this Section 23(d) is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 23(d). Without limitation upon the foregoing, nothing contained in this Section 23(d) shall be construed to grant any rights to Grantor or to impose any duties on Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 23(d).

24. GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY. For the purpose of enabling Agent to exercise rights and remedies under Section 23 hereof (including, without limiting the terms of Section 23 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Agent shall be lawfully entitled to exercise such rights and remedies and at any time after Grantor has granted to Agent a Lien upon the Grantor’s Inventory (without implying that Grantor has any intent or obligation to do so), the Grantor shall grant to Agent, for the benefit of Agent and Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

25. LIMITATION ON AGENT’S AND LENDERS’ DUTY IN RESPECT OF COLLATERAL. Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Neither Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

26. MISCELLANEOUS.

(a) Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(b) Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

(c) Severability. Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of Agent, Lenders and Grantor with respect to the matters referred to herein and therein.

(d) No Waiver; Cumulative Remedies. Neither Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth. A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Agent or any Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Agent and Grantor.

(e) Limitation by Law. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

(f) Termination of this Security Agreement. Subject to Section 26(a) hereof, this Security Agreement shall terminate upon the satisfactory collateralization of all Letters of Credit and the payment in full of all other Obligations (other than indemnification Obligations as to which no claim has been asserted).

(g) Successors and Assigns. This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor (including any debtor-in-possession on behalf of Grantor) and shall, together with the rights and remedies of Agent, for the benefit of Agent and Lenders, hereunder, inure to the benefit of Agent and Lenders, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to Agent, for the benefit of Agent and Lenders, hereunder. Grantor may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

(h) Counterparts. This Security Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement. This Security Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Agent, electronic means, all of which shall be equally valid.

(i) Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(i) THIS SECURITY AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT ISSUES WITH RESPECT TO CREATION, PERFECTION, AND ENFORCEMENT OF LIENS UNDER DIVISION 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN DIVISION 9 OF THE UCC) OF THE STATE OF CALIFORNIA; PROVIDED, THAT, THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(ii) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES OF AMERICA LOCATED IN LOS ANGELES COUNTY, CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT, EACH OF THE GRANTOR, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE GRANTOR, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS SECURITY AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST GRANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE GUARANTEED OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

(iii) THE GRANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY OVERNIGHT MAIL, COURIER SERVICE, OR REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO GRANTOR AT ITS ADDRESS SET FORTH IN SECTION 26(b) AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED 5 DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

(iv) NOTWITHSTANDING ANY OTHER PROVISION OF THIS SECURITY AGREEMENT TO THE CONTRARY, ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES, ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL AT THE REQUEST OF ANY PARTY HERETO BE DETERMINED BY BINDING ARBITRATION. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Security Agreement, and under the Commercial Rules of the American Arbitration Association (“AAA”). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuant to a provisional or ancillary remedy shall not constitute a waiver of the right of either party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(v) Notwithstanding the provisions of (iv) above, no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or related to an obligation to the Lenders which is secured by real estate property collateral (exclusive of real estate space lease assignments). If all the parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in Section 25 (i)(vi).

(vi) At the request of either party a controversy or claim which is not submitted to arbitration as provided and limited in Sections 25 (i)(iv) and 25(i)(v) shall be determined by judicial reference. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced.

(vii) No provision of Sections (iv) through (vi) shall limit the right of the Agent or the Lenders to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At the Agent’s option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

(viii) SUBJECT TO THE PROVISIONS OF SECTION 25 (i)(iv) AND TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, GRANTOR, THE AGENT AND THE LENDERS EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS SECURITY AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. GRANTOR, THE AGENT AND THE LENDERS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SECURITY AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS,

RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS.

(ix) NO CLAIM MAY BE MADE BY GRANTOR AGAINST THE AGENT OR THE LENDERS, OR THE AFFILIATES, DIRECTORS, OFFICERS, OFFICERS, EMPLOYEES, OR AGENTS OF THE AGENT OR THE LENDERS FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND GRANTOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

(j) Section Titles. The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

(k) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

(l) Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 26(i), with its counsel.

(m) Benefit of Lenders. All Liens granted or contemplated hereby shall be for the benefit of Agent and Lenders, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

SPANSION LLC, a Delaware limited liability company

By:	/s/ Steven J. Geiser
Name:	Steven J. Geiser
Title:	Vice President, Chief Financial Officer and Treasurer

BANK OF AMERICA, N.A., as Agent

By:	/s/ John C. McNamara
Name:	John C. McNamara
Title:	Vice President